                                                                      Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated January 31, 1997 in the Registration Statement (Form N-1A) of Acorn Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 57 to the Registration Statement under the Securities Act of 1933 (File No. 2-34223) and in the Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-1829).

                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
May 1, 1997